THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACTS IS NOT REQUIRED OR IF THE COMPANY IS OTHERWISE SATISFIED THAT REGISTRATION UNDER SUCH ACTS IS NOT REQUIRED.

Warrant No. _____                                 July  ___, 2002

                     TEMTEX INDUSTRIES, INC.

                WARRANT TO PURCHASE COMMON STOCK

     This certifies that, for value received, ____________________________ or his affiliates or assigns (the
"Holder") is entitled, on the terms and subject to the conditions set forth below, to purchase from Temtex Industries, Inc., a Delaware corporation (the "Company"), _________________ (_______)
shares of the common stock (the "Common Stock") of the Company (the "Warrant Shares"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the notice of exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange herefor or therefor as provided herein.

     This Warrant is one of several Warrants issued by the Company in connection with and in consideration for the Holder's execution of a Note Purchase Agreement, dated July 19, 2002, by and among the Company and certain investors, including the Holder.

     1.   Term of Warrant.

          (a) On the terms and conditions set forth herein, this Warrant shall be exercisable in whole or in part from and after the date hereof until sixty (60) months after the date hereof (the date of expiration of the Warrant being referred to as the "Expiration Date").

          (b) In the event that the Expiration Date of this Warrant falls on a day which is not a Business Day, the Expiration Date shall be adjusted to the Business Day immediately following such Expiration Date. As used herein, the term "Business Day" means each day other than a Saturday, Sunday or other day on which banks in the location of the principal office of the Company or the Holder are legally authorized to close.

     2. Exercise Price. The price at which this Warrant may be exercised shall be Sixty Cents ($0.60) per share of Common Stock, as adjusted from time to time pursuant to Section 12 hereof (the
"Exercise Price").

     3.   Exercise of Warrant.

          (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time and from time to time, commencing with the date hereof, by the surrender of this Warrant and the Notice of Exercise and the Investment Representation Statement (attached hereto as Attachments 1 and 3, respectively), all duly completed and executed by the Holder, at the office of the Company at the address set forth in Section 8 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by wire transfer or check payable to the Company.

          (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within five (5) Business Days thereafter, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at its expense, will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised following such partial exercise.

          (c) Notwithstanding the payment provisions set forth in subsection (a) above, the Holder may elect to receive Warrant Shares equal to the value (as determined below) of this Warrant by surrender of this Warrant together with the Notice of Net Exercise and the Investment Representation Statement (attached hereto as Attachments 2 and 3) at the principal office of the Company, in which event the Company shall issue to the Holder the number of Warrant Shares determined by use of the following formula:

               X = Y(A-B)
              ----------
                  A

              Where:    X =  the number of Warrant Shares
                                   to be issued to the Holder

                        Y =  the number of Warrant Shares
                             purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation).

                        A =  the "fair market value" (as defined
                             below) of one (1) share of the Company's
                             Common Stock (on the date of such
                             calculation).

                        B =  the Exercise Price (as adjusted to
                             the date of such calculation).

For purposes of this Section 3, the "fair market value" of a share of the Company's Common Stock as of a particular date shall mean:

          If the Company is a public company whose Common Stock is traded on a nationally recognized exchange (such as the NYSE, AMEX, NASDAQ National or SmallCap Markets or OTCBB), then the "fair market value" of a share of the Company's Common Stock shall be the average trading price of the Common Stock for a five
(5) day period ending the date immediately preceding the delivery of any Notice of Exercise. In the event the Company's Common Stock is not traded on any such nationally recognized exchange, then the "net exercise" provisions of this Section 3(c) shall not be available for use by the Holder.

     4. Fractional Shares or Scrip. No fractional shares or scrip will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares to which Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value and, if none, the Exercise Price, multiplied by such fraction.

     5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. No Rights as Stockholder. The Holder shall not be entitled to vote or receive dividends pursuant to this Warrant or be deemed the holder of Common Stock or any other securities of the Company pursuant to this Warrant, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any Company action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, share exchange reorganization, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     7. Taxes and Expense. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

     8.   Transfer of Warrant.

          (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by personal delivery, facsimile or certified mail, return receipt requested, to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c) Transferability. This Warrant may be transferred or assigned in whole or in part subject to compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company) by the holder of record in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, with an assignment duly executed and endorsed, to the Company.

          (d) Exchange of Warrant. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form annexed hereto as Attachment 4 and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          (e) Compliance with Securities Laws. (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

                (ii) All shares of Common Stock issued upon exercise hereof (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
      NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
      1933, AS AMENDED, OR ANY STATE SECURITIES LAWS
      (COLLECTIVELY, THE "ACTS").  THE SECURITIES HAVE
      BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED,
      SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR
      HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
      REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE
      ACTS OR AN OPINION OF COUNSEL REASONABLY
      SATISFACTORY TO THE CORPORATION THAT REGISTRATION
      UNDER SUCH ACTS IS NOT REQUIRED OR IF THE COMPANY IS
      OTHERWISE SATISFIED THAT REGISTRATION UNDER SUCH
      ACTS IS NOT REQUIRED.

     9.   Representations and Warranties; Covenants.

          (a) The Company shall at all times during the term this Warrant is exercisable reserve and keep available from its authorized but unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise in whole or in part of this Warrant. The Company covenants that all shares of Common Stock that may be issued upon the exercise of this Warrant, upon such exercise and payment of the Exercise Price, all as set forth herein, will be duly and validly authorized and issued, fully paid and nonassessable, will be free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the person or persons receiving the Common Stock) and will be issued in compliance with all applicable federal and state securities laws.

          (b) The issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Common Stock issuable upon exercise of this Warrant.

          (c) The Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Common Stock hereunder, and to carry out and perform its obligations under the terms of this Warrant.

          (d) All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Common Stock and the performance of the Company's obligations hereunder has been taken.

          (e) The issuance of the Common Stock will not be subject to any preemptive rights, rights of first refusal or similar rights.

     10.  Notices.

          (a)  In case:

               (i)  the Company shall take a record of the
holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

               (ii) of any capital reorganization of the Company, any stock split or subdivision, or reverse stock split or combination, or any similar event involving the Common Stock, any reclassification of the capital stock of the Company, any share exchange reorganization, consolidation or merger of the Company with or into another corporation, or any sale, transfer or other conveyance of all or substantially all of the assets or stock of the Company to another corporation, or

               (iii  of any voluntary or involuntary
dissolution, liquidation or winding-up of the Company,

               then, and in each such case, the Company will deliver or cause to be delivered to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which a record is to be taken for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, share exchange reorganization, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, share exchange reorganization, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least twenty (20) days prior to the date therein specified.

     (b) Except as otherwise permitted herein, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given or made when personally delivered, or, if mailed, five (5) days after being sent by registered or certified mail, return receipt requested and postage prepaid, or if transmitted by facsimile machine, on the day that such notice is received. The address of each party for the purposes hereof is as follows:

          Holder:        __________________________
                         __________________________
                         __________________________
                         Phone:    _________________
                         Fax: _________________

          Company:       Temtex Industries, Inc.
                         5400 LBJ Freeway, Suite 1375
                         Phone:    (972) 726-7175
                         Fax: (972) 726-0315
                         Attn:  General Counsel

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer-back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

     11.  Waiver.

          (a) This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     12. Adjustments. The Exercise Price and the number of shares purchasable hereunder shall be subject to adjustment from time to time as follows:

          (a)  Subdivisions, Combinations and Other Issuances.
If the Company shall at any time prior to the expiration of this Warrant subdivide its outstanding capital stock, by split-up or otherwise, or combine its outstanding capital stock, or issue additional shares of its capital stock as a dividend with respect to any shares of capital stock, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total amount of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this
Section 12(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b) Reclassification, Exchange and Substitution. If the Warrant Shares issuable upon exercise of this Warrant shall be changed into a different form or class of securities of the Company, whether by capital reorganization, reclassification, exchange, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase, in lieu of the Warrant Shares that the Holder would have become entitled to purchase but for such change, an amount of such other securities equivalent to the amount that the Holder would have received had this Warrant been exercised immediately before that change, all subject to further adjustment as provided in paragraphs (a) and (c) hereof.

          (c) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Company's outstanding equity securities (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere in this Warrant) or merger, share exchange reorganization or consolidation of the Company with or into another corporation, as a part of such capital reorganization, merger, share exchange reorganization or consolidation, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, share exchange reorganization or consolidation, to which a holder of the Warrant Shares issuable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, share exchange reorganization or consolidation if this Warrant had been exercised immediately prior thereto. In any such case, appropriate adjustment (as determined reasonably and in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the capital reorganization, merger, share exchange reorganization or consolidation such that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number of shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The provisions of this paragraph shall similarly apply to successive capital reorganizations, mergers, share exchange reorganizations or consolidations.

           (d) Certificate as to Adjustments. In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based. Notwithstanding anything to the contrary herein, in no event shall the Exercise Price be adjusted to be below the amount of the par value of the Common Stock.

          (e) No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the amount of Warrant Shares issuable upon its exercise. A Warrant issued after any adjustment upon any partial exercise or in replacement may continue to express the same amount of Warrant Shares (appropriately reduced in the case of partial exercise) as are stated on the face of this Warrant as initially issued, and that number of shares shall be considered to have been so changed at the close of business on the date of adjustment.

     13. Governing Law. This Warrant shall be governed by, construed, and enforced in accordance with the internal laws of the State of Delaware without regard to its conflicts of law principles.

     IN WITNESS WHEREOF, Temtex Industries, Inc., has caused this
Warrant to be executed by its officers thereunto duly authorized.

Dated: July 19, 2002

                              TEMTEX INDUSTRIES, INC.


                              By:  ______________________________
                              Name:______________________________
                              Title:_____________________________

                          ATTACHMENT 1

                       NOTICE OF EXERCISE


TO:  TEMTEX INDUSTRIES, INC.

     (1) The undersigned hereby elects to purchase ________ shares of Common Stock of Temtex Industries, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                     ___________________________
                                             (Name)
                                     ___________________________
                                     ___________________________
                                             (Address)









Attachment 1

                          ATTACHMENT 2

                     NOTICE OF NET EXERCISE


TO:  TEMTEX INDUSTRIES, INC.

     (1) The undersigned hereby elects to convert the right to acquire shares of the Common Stock of Temtex Industries, Inc. (the "Company") pursuant to the terms of the attached Warrant, into ____________, duly and validly authorized and issued, fully-paid and non-assessable shares of the Company without further payment. The fair market value used for purposes of this calculation was ____________ (determined in accordance with the procedures specified in Section 3(c)).

     (2) Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

                               (Name)

                               (Address)

------------------------------ --------------------------------

(Date)                         (Name of Warrant Holder)




                               By:

                               Title:
                                  (Name of purchaser, title and
                                   signature of authorized
                                   person)




Attachment 2

                          ATTACHMENT 3

               INVESTMENT REPRESENTATION STATEMENT
               -----------------------------------

                    Shares of Common Stock of
                     TEMTEX INDUSTRIES, INC.

     In connection with the purchase of the above-listed securities, the undersigned hereby represents to Temtex
Industries, Inc.  (the "Company") as follows:

     The securities to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, in any transaction which would be in violation of federal or state securities laws, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

     The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to
Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein. The undersigned represents that it is an "accredited investor" within the meaning of the Securities and Exchange Commission ("SEC") Rule 501 of Regulation D under the Act, as presently in effect.

     The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

     The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

Attachment 3 - Page 1

     The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated: _________________


                                ___________________________
                                 (Typed or Printed Name)



                                By:________________________
                                  (Signature)

                                   ________________________
                                  (Title)





Attachment 3 - Page 2

                          ATTACHMENT 4

                         ASSIGNMENT FORM


     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

  Name of Assignee          Address
--------------------  --------------------










     and does hereby irrevocably constitute and appoint Attorney
_____________ to make such transfer on the books of Temtex
Industries, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:


                                   ____________________________
                                   Signature of Holder

Signed in the presence of:

___________________________